Exhibit 10.25

                             MASTER LEASE AGREEMENT

      THIS MASTER LEASE AGREEMENT (the "Lease") is made as of the 12th day of November, 1998, by and between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and TRANSIT GROUP, INC., CAROLINA-PACIFIC DISTRIBUTORS, INC., CERTIFIED TRANSPORT, INC., RAINBOW TRUCKING SERVICES, INC., TRANSIT LEASING, INC. f/k/a CAPITOL WAREHOUSE INC., TRANSPORTATION RESOURCES AND MANAGEMENT, INC., CARROLL FULMER & CO., INC., KJ TRANSPORTATION, INC., SERVICE EXPRESS, INC., DIVERSIFIED TRUCKING CORP., J&L TRUCK LEASING OF FARMINGTON, INC. and NORTHSTAR TRANSPORTATION, INC., their successors and permitted assigns (collectively, ALessee").

         Concurrently with execution of this Lease, certain of the parties are executing that certain Master Security Agreement dated as of the date hereof (the ASecurity Agreement@), in connection with which Lessor shall make certain loans (the ALoans@). The aggregate amount of such Loans and the aggregate Capitalized Lessor=s Cost of the Equipment to be acquired and leased pursuant to this Lease, in accordance with the terms of the Security Agreement and of this Lease, shall be $50,000,000.00.

         The parties agree that Lessee shall lease from Lessor the property (the "Equipment") described in the Schedule(s) to be executed pursuant hereto (collectively, the "Schedule"), subject to the terms set forth herein and in the Schedule. Certain definitions and construction of certain of the terms used herein are provided in Section 21 hereof.

         Each Schedule shall incorporate by reference the terms and conditions of this Master Lease Agreement. Each Schedule, incorporating by reference the terms and conditions of this Master Lease Agreement, shall constitute a separate instrument of lease.

         1. TERM. The term of lease with respect to any item of the Equipment shall consist of the term set forth in the Schedule relating thereto; provided, however, that this Lease shall be effective from and after the date of execution hereof.

         2. RENT. (a) Lessee shall pay Lessor the rental installments in the aggregate amounts specified in the Schedule, without prior notice or demand, and all other amounts payable pursuant to this Lease (such installments and other amounts, the "rent"). Each Schedule constitutes a non-cancelable net lease, and Lessee's obligation to pay rent, and to otherwise perform its obligations under this Lease, each such Schedule and all of the other documents and agreements entered in connection herewith (collectively, the "Lease Documents"), are and shall be absolute and unconditional and shall not be affected by any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else, for any reason whatsoever. Rental installments are payable as and when specified in the Schedule by wire transfer of immediately available funds to: Bankers Trust New York, New York, New York 10006, Account No. 50-202-962, ABA No. 021-001-033, or to such other account as Lessor may direct in writing; and payments of rent shall be effective upon receipt. Timeliness of Lessee's payment and its other performance under the Lease Documents is of the essence. If any rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

                  (b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, (ACode@)), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers (AEffective Rate@) is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum calculated so as to preserve Lessor=s Net Economic Return (as such term is hereinafter defined). The additional sum shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less
 .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Tax Rate (expressed as a decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values and Tax Benefits are defined on the Schedule. Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made. Lessee's obligations under this Section 2(b) shall survive any expiration or termination of this Lease.

         3. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants that: (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. (b) Carolina-Pacific Distributors, Inc., Certified Transport, Inc., Rainbow Trucking Services, Inc., Transit Leasing, Inc. f/k/a Capitol Warehouse Inc., Transportation Resources and Management, Inc., Carroll Fulmer & Co., Inc., KJ Transportation, Inc., Service Express, Inc., Diversified Trucking Corp., J&L Truck Leasing of Farmington, Inc. and Northstar Transportation, Inc. are each a wholly-owned subsidiary (directly or indirectly) of Transit Group, Inc. (c) The sale of those items of the Equipment described on the schedule attached to each Bill of Sale (collectively, the ABill of Sale@) executed by Lessee pursuant hereto and delivered to Lessor, and the execution, delivery and performance of the Lease Documents: (1) have been duly authorized by all necessary corporate action on the part of Lessee; (2) do not require the approval of any stockholder, trustee or holder of any obligations of Lessee except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound which has not been waived. (d) Each of the Lease Documents, when entered into, will constitute legal, valid and binding obligations of Lessee, jointly and severally enforceable against each Lessee, in accordance with the terms thereof. Subject to the release of existing lien rights, the Bill of Sale transfers to Lessor good and marketable title to the Equipment described on the schedule attached thereto. Other than the recording of certificates of title with respect to motor vehicles, no filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, except such as have been duly made, given or taken, in order to preserve to Lessor all the rights transferred by the Bill of Sale. (e) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, AMaterial Adverse Effect@ shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Lessees taken as a whole, or (2) a material impairment of the ability of any Lessee to perform its obligations under or to remain in compliance with the Lease Documents. Further, Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have the same such effect. (f) The audited consolidated financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Lessee's consolidated financial condition and the results of its consolidated operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (g) The address stated below the signature of Lessee is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under a trade, assumed or fictitious name. (h) Lessee has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the AYear 2000 Problem@ (that is, the risk that computer applications used by Lessee may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999). Based on such review and program, Lessee believes that the AYear 2000 Problem@ will not have a Material Adverse Effect. From time to time, at the request of Lessor, Lessee shall provide to Lessor such updated information or documentation as is requested regarding the status of its efforts to address the Year 2000 Problem.

         4. COVENANTS OF LESSEE. Lessee covenants and agrees as follows: (a) Lessee will furnish Lessor (1) within ninety (90) days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee (which shall be a "Big 6" accounting firm); (2) within ninety (90) days after the end of each fiscal year of Lessee, a consolidating balance sheet of Lessee as at the end of such year, and the related consolidating statement of income and consolidating income of cash flows of Lessee for such fiscal year, prepared in accordance with GAAP; (3) within thirty (30) days after the end of each fiscal year of Lessee, Lessee=s Board approved operating plan for the next fiscal year; (4) within forty-five (45) days after the end of each quarter, an unaudited balance sheet of Lessee as at the end of such quarter, and the related statement of income and statement of cash flows of Lessee for such quarter, prepared in accordance with GAAP, except for the absence of footnotes and year-end adjustments; (5) within forty-five (45) days after the end of each quarter, an unaudited consolidating balance sheet of Lessee as at the end of such quarter, and the related consolidating statement of income and consolidating statement of cash flows of Lessee for such quarter, prepared in accordance with GAAP, except for the absence of footnotes and year-end adjustments; and (6) within ten (10) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission, if any; and (7) contemporaneously with the furnishing of the financial statements required pursuant to Clauses (1) and (3) above, a duly completed compliance certificate dated the date of such financial statements and signed by the chief financial officer of Lessee, containing a computation of the financial ratio set forth in Section 4(e) hereof and to the effect that such officer has not become aware of any default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it. (b) Lessee will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under the Lease Documents. (c) Lessee shall provide written notice to Lessor: (1) thirty (30) days after any contemplated change in the name or address of the chief executive office of Lessee; (2) promptly upon the occurrence of any Default (as hereinafter defined) or event which, with the lapse of time or the giving of notice, or both, would become a Default (a "default"; except as used in Sections 15 and 16); and (3) promptly upon Lessee becoming aware of any alleged material violation of applicable law relating to the Equipment or this Lease. (d) Lessee shall pay to Lessor, monthly, in arrears, upon demand, a non-utilization fee calculated as the following specified percentage of the difference between $25,000,000 (which amount shall be subject to adjustment to reflect (A) any termination of Lessor=s commitment pursuant to the next sentence, or (B) any reallocation requested by Lessee pursuant to Section 5(e)(B) hereof) and the aggregate Capitalized Lessor=s Cost of all Equipment comprised of new tractors and trailers leased hereunder as of the date of determination times 0.25 percent with respect to the period commencing on the date on which Lessor initially funds the Capitalized Lessor=s Cost of any unit of the Equipment and continuing for ninety (90) days thereafter; and 0.50 percent thereafter. By written notice to Lessor, Lessee may terminate that portion of Lessor=s commitment to acquire and lease new tractors and trailers hereunder as has not then been funded or as to which Lessor has not then incurred contractual liability. (e) At all times during the term of this Lease, Lessee shall maintain a Fixed Charge Coverage Ratio of not less than 1.1:1.0, determined as of the last day of each fiscal quarter calculated on a rolling four (4) - quarter basis. As used herein, AFixed Charge Coverage Ratio@ shall mean the ratio of (X) Lessee=s consolidated earnings before income taxes, depreciation and amortization, minus non-financed capital expenditures, minus cash taxes paid by Lessee on a consolidated basis, divided by (Y) principal payments on indebtedness plus cash interest expense of Lessee on a consolidated basis. All calculations hereunder shall be made in accordance with GAAP.

         5. CONDITIONS PRECEDENT. Lessor's obligations under each Schedule, including its obligation to purchase and lease any Equipment to be leased thereunder, are conditioned upon Lessor's determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance reasonably satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions hereof; (2) Uniform Commercial Code financing statements and all other filings and recordings as reasonably required by Lessor; (3) certificate of Lessee's Secretary certifying: (i) resolutions of Lessee's Board of Directors duly authorizing the sale and leasing of the Equipment hereunder and the execution, delivery and performance of the Lease Documents, and (ii) the incumbency and signature of the officers of Lessee authorized to execute such documents; (4) an opinion of counsel for Lessee; (5) the only manually executed original of the Equipment Schedule and executed originals of all other Lease Documents; (6) all purchase documents pertaining to the Equipment (collectively, the "Supply Contract"), together with photocopies of the manufacturers' statements of origin with respect to each item of the Equipment and of the applications for certificates of title and lien notation applications, required to cause each certificate of title issued with respect to an item of the Equipment to show the registered owner as Lessor; (7) such general and collateral releases from prior lenders and/or lessors with respect to the Equipment as Lessor reasonably may require; (8) such access to Lessees= management and auditors as Lessor reasonably may require; (9) substantiation with respect to each item of the Equipment, including complete descriptions of the Equipment including make (manufacturer), model number(s), serial number(s), age, original cost breakdown (including Ahard@ and Asoft@ cost), equipment specifications, and to the extent available or obtainable (with respect to used tractors and trailers) copies of original purchase orders and invoices; (10) an appraisal in form and substance, and by an independent appraiser, reasonably satisfactory to Lessor and Lessee, substantiating the Equipment=s remaining economic useful life, all requisite fair market values, and orderly liquidation values, at selected points throughout the term (such appraisal to be provided by Lessee at its expense);
(11) such consents with respect to the transaction contemplated by this Lease from Amsouth Bank as reasonably may be required with respect to that certain Advised Revolving Line of Credit Agreement dated as of December 18, 1997, between Amsouth Bank and Carroll Fulmer & Company, Inc., Carolina-Pacific Distributors, Inc., Capitol Warehouse, Inc. and Services Express, Inc.; and
(12) such other documents, agreements, instruments, certificates, opinions, assurances, as Lessor reasonably may require. (b) All representations and warranties provided in favor of Lessor in any of the Lease Documents shall be true and correct in all material respects on the effective date of such Schedule with the same effect as though made as of such date (Lessee's execution and delivery of the Schedule shall constitute an acknowledgment of the same). (c) There shall be no default or Default under the Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, and shall be in the condition and repair required hereby; and on the effective date of the Schedule, Lessor shall have received good title to the Equipment to be leased thereunder, free and clear of any lien, claim or encumbrance of any kind. (d) There shall have been (1) since the date of Lessees= most recent audited financial statements, no material adverse change, individually or in the aggregate, in the business, financial or other condition of the Lessees taken as a whole, or the Equipment, or in the prospects or projections of the Lessees taken as a whole; (2) no litigation commenced which, if successful, would have a Material Adverse Effect on the Lessees taken as a whole, or which would challenge the transactions contemplated by this Lease;
(3) since the date of Lessees= most recent audited financial statements, no material increase in the liabilities, liquidated or contingent, of the Lessees taken as a whole, or a material decrease in the assets of any Lessee or the Lessees taken as a whole; and (4) since the date of execution of this Lease, no change in lease syndication, financial or capital market conditions generally that in Lessor=s judgment would materially impair syndication of the transaction contemplated by this Lease. (e) Notwithstanding anything to the contrary set forth herein, upon completion of all fundings hereunder, the maximum aggregate Capitalized Lessor=s Cost of all of the Equipment comprised of trailers shall not exceed: (1) forty (40) percent of the aggregate Capitalized Lessor=s Cost of all Equipment comprised of used tractors and trailers funded by Lessor hereunder; and (2) forty (40) percent of the aggregate Capitalized Lessor=s Cost of all Equipment comprised of new tractors and trailers funded by Lessor hereunder; unless (A), at such time, Lessor has then successfully syndicated any such excess amount, or (B) Lessee notifies Lessor of Lessee=s desire to reallocate an amount up to $10,000,000 from Lessor=s commitment to acquire and lease used tractors and trailers to Lessor=s commitment to acquire and lease new tractors and trailers, in which case such percentages shall be revised.

         6. DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE. Upon delivery, Lessee shall inspect and, to the extent the Equipment conforms in all material respects to the condition required by the applicable Supply Contract, accept the Equipment and shall execute and deliver to Lessor a Schedule containing a complete description of the item of Equipment accepted; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease. All expenses incurred in connection with Lessor's purchase of the Equipment (including shipment, delivery and installation) shall be the responsibility of Lessee and shall be paid upon demand. If Lessee shall, for reasonable cause, refuse to accept delivery of any item of the Equipment, Lessee will be assigned all rights and shall assume all obligations as purchaser of the Equipment.

         7. USE AND MAINTENANCE. (a) Lessee shall: (1) use the Equipment solely in the Continental United States and Canada (provided, however, that use of any item of the Equipment outside the Continental United States shall not exceed fifty (50) percent of the total use of such item of the Equipment during any calendar year), and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (i) in substantial compliance with (A) the Supplier's recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (B) the requirements of all applicable insurance policies, (C) the Supply Contract, so as to preserve all of Lessee's and Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (D) all material applicable laws, and (E) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it (provided that such maintenance program shall be subject to review by Lessor and must be reasonably satisfactory to Lessor); and (ii) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; (3) notify Lessor within thirty (30) days after the change of the location of the principal garage of any Equipment as specified in the Schedule and promptly notify Lessor in writing if any unit of Equipment fails to return to the specified location of the principal garage of such unit for a period of ninety (90) consecutive days; (4) not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment; (5) cause each principal item of the Equipment to be continually marked, in a plain and distinct manner, with the name of Lessor followed by the words "Owner and Lessor," or other appropriate words designated by Lessor on labels furnished by Lessor; (6) promptly notify Lessor of any malfunction of the hubodometer or odometer of any unit of Equipment; and (7) allow only qualified, properly licensed personnel selected, employed and/or controlled by Lessee to operate the Equipment. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, by new or reconditioned replacement parts which are free and clear of all liens, encumbrances or rights of others and have a value, utility and remaining useful life at least equal to the parts replaced. Any modification or addition to the Equipment which is required by law shall be made by Lessee, at its expense. Title to all parts, improvements and additions to the Equipment immediately shall vest in Lessor, without cost or expense to Lessor or any further action by any other person, and such parts, improvements and additions shall be deemed incorporated in the Equipment and subject to the terms of this Lease as if originally leased hereunder, if such parts are required by law or are otherwise essential to the operation of the Equipment or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition thereof. Lessee shall not make any material alterations (other than repairs) to the Equipment without the prior written consent of Lessor. (c) Upon two (2) business days= notice, Lessee shall afford Lessor access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records at any reasonable time during normal business hours; provided, however, if a default or Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required.

         8. DISCLAIMER OF WARRANTIES. LESSOR IS NOT A SELLER, SUPPLIER OR MANUFACTURER (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UNIFORM COMMERCIAL CODE), OR DEALER, NOR A SELLER'S OR A DEALER'S AGENT. THE EQUIPMENT IS LEASED HEREUNDER "AS IS", AND LESSOR HAS NOT MADE, AND HEREBY
DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT TO THE EQUIPMENT, EITHER EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY OF THE SAME RELATING TO OR ARISING IN OR UNDER
(a) MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE, (b) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE OR (c) TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR THE UNIFORM COMMERCIAL CODE (INCLUDING ARTICLE 2A, AS HEREINAFTER DEFINED; AND, WITHOUT LIMITING THE FOREGOING, INCLUDING, (i) ANY WARRANTIES CONTAINED IN " 2A-210, 2A-211, 2A-212 AND 2A-213, (ii) ANY RIGHT TO DEEM LESSOR IN DEFAULT PURSUANT THERETO, AND (iii) ALL OF LESSEE'S RIGHTS AND REMEDIES UNDER " 2A-508 THROUGH 2A-521) OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING ITS TITLE OR FREEDOM FROM LIENS, FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, FREEDOM FROM LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW; it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee; and Lessor's agreement to enter into this Lease and any Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters waived and disclaimed herein. Lessor is not responsible for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the Supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease and Lessee agrees to resolve all such claims directly with the Supplier. Provided that no default or Default has occurred and is then continuing, Lessor fully shall cooperate with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee's expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rent payments hereunder.

         9. FEES AND TAXES. If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Lease (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Lease arising out of or related to the Equipment, this Lease, any rent or receipts hereunder, or any Schedule, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, stamp or other similar taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively ATaxes@). Lessee shall have no liability for Taxes (i) imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor except as provided in Sections 2(b) and 14(c), (ii) imposed by the United States of America or any state or political subdivision thereof which are based upon, measured by or with respect to gross income or receipts (unless such taxes are imposed in lieu of a sales tax or personal property tax for which Lessee would otherwise be required to indemnify Lessor hereunder), items of tax preference or minimum tax, excess profits, capital, franchises, net worth, capital gains, profits or conduct of business or other similar Taxes (including, without limitation, a valued added tax in the nature of an income tax), (iii) that are penalties, fines or interest caused by any act or omission of Lessor (unless such act or omission of Lessor was caused by an act or omission of Lessee), (iv) caused by the willful misconduct or gross negligence of Lessor or the breach by Lessor of any provision of this Lease or any Schedule (unless such breach by Lessor was caused by an act or omission of Lessee), (v) arising out of, relating to or measured by acts, omissions, events or periods of time which occur after the expiration or early termination of this Lease (unless such accrued during the term of this Lease or relate to the period prior to the expiration or early termination of this Lease), or (vi) that become payable by reason of any voluntary or involuntary transfer or disposition by Lessor of any interest in any Equipment, the Lease or any Schedule (unless such transfer or disposition occurs after a Default hereunder or is in connection with the sale of the Equipment to Lessee or its affiliates). Lessee shall promptly reimburse Lessor for any Taxes charged to or assessed against Lessor, unless Lessee is contesting in good faith any such Taxes and such contest will not result in a material risk of sale, forfeiture or loss of, or the creation of any lien on, any Equipment. Lessee shall show Lessor as the owner of the Equipment on all tax reports or returns, and send Lessor a copy of each report or return and evidence of Lessee's payment of Taxes upon request.

         10. INTENT, TITLE AND LIENS. (a) The parties intend and agree that the Equipment shall remain personal property. (b) It is the express intention of the parties hereto that (1) each Schedule, incorporating by reference the terms of this Lease, constitutes a true "lease" and a "finance lease" as such terms are defined in the Uniform Commercial Code Article 2A - Leases ("Article 2A") (whether or not Article 2A is then in effect in the State) and not a sale or retention of security interest; and (2) title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, property, rights, equity, or interest other than a leasehold interest, solely as Lessee subject to the terms and conditions hereof. If, notwithstanding the express intent of the parties, a court of competent jurisdiction determines that any
Schedule is not a true lease, but is rather a sale and extension of credit, a lease intended for security, a loan secured by the Equipment specified in such Schedule, or other similar arrangement, the parties agree that in such event:
(i) (A) in order to secure the prompt payment and performance as and when due of all of Lessee's obligations (both now existing and hereafter arising) under each such Schedule, Lessee shall be deemed to have granted, and it hereby grants, to Lessor a first priority security interest in the following (whether now existing or hereafter created): the Equipment leased pursuant to such Schedule and all replacements, substitutions, accessions, and proceeds (cash and non-cash; but without power of sale), including the proceeds of all insurance policies, thereof, and (B) Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of a Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC; and (ii)
(A) the principal amount of any such obligation shall be an amount equal to the aggregate Capitalized Lessor=s Cost of all Equipment, (B) the term of any such obligation shall be the same as the term specified for such Equipment in the related Schedule, (C) the payments under any such obligation shall be the regular installments of rent specified in the Schedule for such Equipment, and
(D) any such obligation shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate calculated on the basis of the foregoing principal amount, term and payments as if the principal amount were fully amortized over the term of the obligation. For purposes of this sub-part (b), this Lease, the Schedule, or a photocopy of either thereof may be filed as a financing statement under the UCC. (c) Lessee may not dispose of any of the Equipment except to the extent expressly provided herein, notwithstanding the fact that proceeds constitute a part of the Equipment. (d) Lessee further agrees to maintain the Equipment free from all claims, liens, attachments, rights of others and legal processes ("Liens") of creditors of Lessee or any other persons, other than Liens for fees, taxes, levies, duties or other governmental charges of any kind, Liens created by actions of the Lessor, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by
appropriate   proceedings  which  suspend  the  collection  thereof  (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor's sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein). Lessee will defend, at its own expense, Lessor's title to the Equipment from such claims, Liens or legal processes. Lessee shall also notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment in whole or in part.

         11. INSURANCE. Each Lessee shall obtain and maintain all-risk insurance coverage with respect to that portion of the Equipment operated by such Lessee insuring against, among other things: collision and comprehensive coverage, including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the greater of the full replacement value or the Stipulated Loss Value (as defined in Section 12 hereof); and public liability coverage, including both personal injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Schedule, with a reasonable deductible. All said insurance shall be in form (including all endorsements required by Lessor) and amount and with companies reasonably satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor as loss payee and Lessee shall utilize its best efforts to have all checks relating to any such losses delivered promptly to Lessor. Lessor shall be named as an additional insured with respect to all such liability insurance. Lessee shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. Lessee shall cause to be provided to Lessor, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that (a) it will give Lessor thirty (30) days' prior written notice of the effective date of any material alteration or cancellation of such policy; and (b) insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee or any person other than Lessor with respect to such policy or policies. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of Section 12 hereof.

         12. LOSS AND DAMAGE. Lessee assumes the risk of direct and consequential loss and damage to the Equipment from all causes. Except as provided in this Section for discharge upon payment of Stipulated Loss Value, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other Claims resulting to Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Equipment. In the event of loss or damage to any item of Equipment which does not constitute a Total Loss (as hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such item of the Equipment to the condition required by this Lease. Provided that no default or Default has occurred and is continuing, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any net insurance proceeds received by Lessor on account of such loss to the cost of repairs. Upon the occurrence of the actual or constructive total loss of any item of the Equipment, or the loss, disappearance, theft or destruction of any item of the Equipment or damage to any item of the Equipment to such extent as shall make repair thereof uneconomical or shall render any item of the Equipment permanently unfit for normal use for any reason whatsoever, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority (as established to the reasonable satisfaction of Lessor; any such occurrence being herein referred to as a "Total Loss"), during the term of this Lease, Lessee shall give prompt notice thereof to Lessor. Within five (5) days after the receipt of the insurance proceeds or ninety (90) days after the occurrence of a Total Loss, Lessee shall pay to Lessor the rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due hereunder with respect to that Equipment (less any insurance proceeds or condemnation award actually paid). Upon making such payment, this Lease and the obligation to make future rental payments shall terminate solely with respect to the Equipment or items thereof so paid for. Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, all of Lessor's right, title and interest in and to such Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters. As used in this Lease, "Stipulated Loss Value" shall mean the product of the Capitalized Lessor=s Cost (designated on the appropriate Schedule) of the Equipment and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Schedule. Stipulated Loss Value shall be determined as of the next date on which a payment of rent is or would be due after a Total Loss or other termination of an Schedule, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such rent payment. After payment of the final payment of rent due under the original term of this Lease and during any renewal term thereof, Stipulated Loss Value shall be determined as of the date of termination of such Schedule (absent any renewal thereof) or, if during a renewal term, on the next date on which a payment of rent is or would be due after a Total Loss or other termination of such renewal term, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values attached to such Schedule.

         13. REDELIVERY. Upon the expiration or earlier termination of the term of any Schedule (or of any holdover with respect to an item of Equipment, if applicable), Lessee shall, at its own expense, return the Equipment to Lessor within ten (10) days (a) in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof excepted,
(b) in such operating condition as is capable of performing its originally intended use, (c) having been used, operated, serviced and repaired in accordance with, and otherwise complying with, Section 7 hereof, (d) free and clear of all Liens whatsoever except Liens resulting from claims against Lessor not relating to the ownership of such Equipment, and (e) satisfying the following conditions (as applicable):

         (1) With respect to each item of the Equipment comprised of an over-the-road tractor:

         (i) Tires: All tires shall be of the same type, tread and design as on the Basic Term Commencement Date, have a minimum remaining depth of 10/32 inches and shall not be out of round or demonstrate any uneven wear pattern. All front tires shall be original casings with no cross lugs. Rear tires may be either original casings or first time recapped casings.

         (ii) Mileage: Average annual mileage shall not exceed 125,000 miles. Should mileage exceed this limit, Lessee agrees to pay a mileage surcharge of four cents ($0.04) per mile for each excess mile. All mileage determinations shall be based upon hubodometer readings or, in the absence thereof, by odometer readings.

         (iii) Mechanical Power Train: (A) Each unit of Equipment shall have passed a dynamometer test, road test and oil analysis, each conducted not more than sixty (60) days prior to the return of the Equipment, the test results shall have been provided to Lessor not more than two (2) weeks after each test has been conducted and not less than two (2) weeks prior to the return of the Equipment and the tests and test results shall have been reasonably acceptable to Lessor, (B) there shall be no cracked cylinder heads or engine blocks, (C) the engine output shall be at least ninety (90) percent of its horsepower without excess blow-by, exhaust system leakage or oil leakage, (D) the transmission and rear axles shall be capable of pulling loads to their full rated capacity, (E) there shall be no transmission, drive axle or wheel hub oil leaks, and (vi) there shall be no slipping or grabbing clutch.

         (iv) General Condition: With respect to each unit, no glass shall be materially broken, chipped or cracked, no upholstery shall have any material cut, tear or burn, there shall be no unrepaired material damage to exterior or interior materials that exceeds $250 and all decals, numbers, customer identification, glue and adhesives shall have been removed from the Equipment without damage to paint or the Equipment. Cooling and lubrication systems shall not be contaminated and there shall be no leaking between systems, no battery shall have any dead cell, cracked case or be inoperative, all brake linings shall have at least 10/32 inches remaining wear and no brake drum shall be cracked.

         (v) Documents and Records: Upon return of the Equipment, each unit shall meet applicable ICC requirements and, if applicable, have a state inspection certificate valid for at least ninety (90) days, shall have passed applicable DOT inspections and shall have a current DOT certificate, shall have proof of payment of any applicable ad valorem tax, shall have all tax receipts including Federal Highway Use Tax Form 2290 and Schedule I, and shall have a copy of the vehicle maintenance packet.

         (2) With respect to each item of the Equipment comprised of an over-the-road trailer:

         (i) Specifications. Upon return, each unit of Equipment must meet all of the manufacturer=s specifications for performance under full-rated loads.

         (ii) Trailer: Upon surrender of the Equipment at lease maturity, Lessee shall remove all decals, numbers, customer identification, glue and adhesives from the Equipment without damage to the Equipment. Equipment shall have no unrepaired physical damage and shall show no signs of abuse, either internal or external. All repairs shall have been performed to acceptable industry standards. Trailers shall be clean and show no signs of cargo contamination.

         (iii) (A) Body: There shall be no damaged, bent or unsecured frame members, cross-members, top or bottom rails, nose rails or rear header. Rear doors shall be operational and be able to close and lock securely. Enclosed trailers shall be water tight. There shall be no broken floor boards or gouges in the floor to exceed one-quarter inch (.25"). Landing gears shall not be bent and shall be operational in both high and low gears. If so equipped, the bogie shall slide freely and lock into all positions. All equipment originally supplied with the trailer shall be secured and freely operational, including manifest box, hazard placards, etc. If so equipped, there shall be no damaged plywood liners, scuff liners, cargo securing devices or body vents.

                  (B) FRP Bodies Only: There shall be no de-lamination, blistering or exposed wood on the FRP panels of the trailer.

                  (C) Refrigeration: If so equipped, refrigeration units shall be fully functional and able to perform within the manufacturer=s specifications, including (but not limited to) cooling capacity, operating temperature and oil pressure. There shall be no excessive oil blow-by and no cross-contamination of systems (i.e. oil in cooling system, etc.) Refrigerants must be fully charged with no leaks. Units shall cycle properly. All electrical systems must be fully operational.

         (iv) Tires: Tires shall be of matched generic type, tread and design as originally supplied and have at least 10/32 inches remaining tread depth. First time recapped casings are acceptable for tires. Tires will not be out of round or have excessive wear caused by improper inflation or alignment. There shall be no cuts or gouges in tread or sidewalls.

         (v) Cargo Tanks/Overflow/Holding/Storage Tanks: Lessee shall be responsible for removing all cargo/fluids from tanks in accordance with prevailing waste disposal laws and regulations. Sumps and tanks must be clean and dry.

         (vi) Hydraulic Equipment: All hydraulic pumps, cylinders and hoses must be fully operational at rated capacity with no leaks.

         (vii) Brakes: Brakes linings shall have at least fifty (50) percent remaining wear. Brake drums shall not be cracked, damaged or exceed manufacturer=s recommended wear limits. There shall be no air leaks in the braking system.

         (viii) Documents and Records: Upon return of the Equipment, each unit shall meet applicable ICC requirements and, if applicable, have a state inspection certificate valid for at least one hundred twenty (120) days.

         (3) With respect to each item of the Equipment:

         (i) Roadworthy: Each unit shall be clean and in good appearance and in roadworthy condition, and all original equipment or substantial equivalent thereof shall be intact and in proper working condition, free of physical damage and mechanical problems.

         (ii)     Inspections:

                  (A) Not more than ninety (90) days prior to return of the Equipment, during regular working hours, Lessee must make the Equipment available to Lessor or Lessor=s agent so walk-around appraisals can be conducted.

                  (B) Testing and appraisal with necessary reconditioning to meet acceptable surrender conditions are to be provided to Lessor two (2) weeks prior to turn-in.

         Lessee shall return the Equipment by delivering it to such places within the Continental United States as Lessor reasonably shall specify. In addition to Lessor's other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are necessary to place any items of Equipment in the condition required in this Section, Lessee shall continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Schedule with respect to such items of Equipment, for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable. Lessor's acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of the related Schedule or a waiver of Lessor's right to prompt return of the Equipment in proper condition.

         14. INDEMNITY. (a) Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, and any assignee of Lessor's rights, obligations, title or interests under any Schedule, its agents and employees ("Indemnitees"), from and against any and all Claims (as hereinafter defined) (other than such as may directly and proximately result from a breach of the Lease Documents or material violation of applicable law by Lessor, or the gross negligence or willful misconduct of, such Indemnitees), by paying (on an after-tax basis) or otherwise discharging same, when and as such Claims shall become due, including Claims arising on account of (1) any Lease Document, or (2) the Equipment, or any part thereof, including the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used or operated, during the term of any Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence (other than Lessor=s negligence) or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, or for whatever other reason whatsoever (other than the items excluded herein). It is the express intention of both Lessor and Lessee, that the indemnity provided for in this Section includes Claims for which the Indemnitees are strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense and any settlement thereof, so long as no default or Default has occurred and is then continuing; provided, however, that Lessor shall have the right to approve defense counsel selected by Lessee which approval will not be unreasonably withheld. For the purposes of this Lease, the term "Claims" shall mean all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person.

                  (b) Lessee hereby represents, warrants and covenants that (i) on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction) (specified in Section C of the applicable Schedule (ATax Benefits@) in the hands of Lessor, and (ii) at no time during the term of this Lease will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or by this Lease), which will result in the disqualification of any Equipment for, or recapture of, all or any portion of such Tax Benefits other than any action that is required by the terms of this Lease.

                  (c) If (1) nationally recognized independent tax counsel selected and compensated by Lessor shall determine that there is no reasonable basis for Lessor to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or (2) any Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted or required to be recaptured by the Internal Revenue Service, or (3) Lessor shall become liable for additional tax as a result of Lessee having added an attachment or made an alteration to the Equipment, including (without limitation) any such attachment or alteration which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715, or Rev. Proc. 79-48, 1979-2 C.B. 529 (as
either or both may hereafter be modified or superseded), or (4) Lessor shall be entitled to claim a lesser credit for foreign taxes against its Federal income tax liability than that to which Lessor would have been entitled if each item of income, gain, loss and deduction with respect to the Equipment had been treated as income from sources within the United States pursuant to Section 861 of the Code (any determination, disallowance, adjustment or recapture being a ALoss@), then Lessee shall pay to Lessor, as an indemnity and as additional rent, an amount that shall cause Lessor's after-tax economic yields and cash flows to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. Within ten (10) days following Lessee=s receipt of such computations, Lessee may request that a ABig 6@ accounting firm (the AAccounting Firm@) verify that such computations are mathematically accurate and are based on the same assumptions, including tax assumptions, as were used by Lessor in pricing this transaction. The Accounting Firm shall be requested to make its determination within twenty-five (25) days, which determination shall be binding and conclusive upon Lessor and Lessee. Lessor shall provide to the Accounting Firm on a confidential basis all information (including access to any computer programs used by Lessor with respect to this transaction and the determination of the Tax Benefit) reasonably necessary for such determination. All fees and expenses payable to the Accounting Firm shall be borne by Lessee unless such determination shall disclose an error made by Lessor in favor of Lessor exceeding $50,000 in the aggregate, in which case such fees and expenses shall be paid by Lessor. The economic yields and cash flows shall be computed on the same assumptions, including tax rates as were used by Lessor in originally evaluating the transaction (ANet Economic Return@). If an adjustment has been made under Section 2(b) then the Effective Rate used in the next preceding adjustment shall be substituted.

                  (d) Notwithstanding anything to the contrary in this Lease, Lessee shall not be required to indemnify Lessor for any Loss that occurs as a result of one or more of the following: (i) the failure of Lessor to claim in a timely and proper manner any of the Tax Benefits (other than by reason of any act or omission of Lessee which is not required of Lessee pursuant to this Lease); (ii) a voluntary or involuntary disposition by Lessor of all or any part of its interest in this Lease or any Equipment (unless such disposition occurs after a Default hereunder); (iii) any event as a result of which Lessee has paid Stipulated Loss Value or Termination Value to or for the benefit of Lessor; (iv) the failure by Lessor to timely contest (in accordance with the provisions of Section 14(e) hereof) a claim by the Internal Revenue Service (a AClaim@) that, if sustained, would result in a Loss (other than by reason of any act or omission of Lessee which is not required of Lessee pursuant to this Lease); (v) the failure of Lessor to have sufficient taxable income for Federal income tax purposes against which to benefit from the Tax Benefits; (vi) application of the provisions of Section 55 through 59A of the Code to Lessor;
(vii) the failure of this Lease to be treated as a Atrue lease@ or Lessor to be considered the owner of the Equipment for Federal income tax purposes (other than by reason of any act or omission of Lessee which is not required of Lessee pursuant to this Lease); (viii) any amendment to or change in the interpretation of the Code or regulations issued thereunder enacted, issued or promulgated after the effective date of this Lease; (ix) the application of the Amid-quarter convention@ (within the meaning of Section 168(d)(4)(C) of the Code) to Lessor; (x) the status of Lessor for Federal income tax purposes - for example, Lessor=s status as a Atax-exempt entity@ within the meaning of Section 168(h)(2) of the Code, an S corporation, a partnership, a utility, an insurance company or a person that is not a AUnited States person@ within the meaning of
Section 7701(a)(30) of the Code; (xi) the gross negligence or willful misconduct of Lessor or the breach by Lessor of any provision of this Lease (unless such act or omission of Lessor was caused by an act or omission of Lessee which is not required of Lessee pursuant to this Lease); or (xii) any amendment to this Lease or any Schedule unless Lessee has given its prior written consent to such amendment.

                  (e) Within thirty (30) days of its receipt of a Claim, Lessor shall notify Lessee in writing of such Claim. Upon written request of Lessee made within fifteen (15) days of receipt by Lessee of notice from Lessor of a Claim, Lessor shall contest in good faith (and shall not settle without Lessee=s written consent) such Claim; provided, however, that: (i) Lessor shall not be obligated to contest such Claim unless, within sixty (60) days of receipt by Lessee of notice from Lessor of such Claim, Lessee furnished Lessor, at Lessee=s expense, with an opinion of independent tax counsel selected by Lessee and reasonably acceptable to Lessor that there is a reasonable basis for contesting such Claim; (ii) Lessor shall not be obligated to take any action to contest such Claim unless Lessee reimburses Lessor on demand for all reasonable costs and expenses that Lessor incurs in connection with contesting such Claim;
(iii) Lessor shall not be obligated to pursue an appeal from any adverse decision of any court with respect to such Claim unless Lessee shall have timely (A) furnished Lessor, at Lessee=s expense, an opinion of independent tax counsel selected by Lessee and reasonably acceptable to Lessor to the effect that there is a meritorious basis for contesting such adverse decision and (B) posted any bond or other security required by law for pursuing such appeal (which appeal, in no event, shall be required to be made to the United States Supreme Court); (iv) Lessor shall not be obligated to contest or continue to contest such Claim if a Default under this Lease has occurred and is continuing; and (v) Lessor may at any time terminate the contest of such Claim, in which case Lessee shall have no further obligation to indemnify Lessor hereunder with respect to such Claim.

                  (f) If Lessor receives a refund or credit of all or a part of any amount paid by Lessee with respect to a Loss, Lessor shall pay to Lessee an amount equal to the sum of the amount of such refund or credit received by Lessor, plus any interest attributable to any such refund or credit actually received by Lessor.

                  (g) In calculating the amount of any indemnity payable by Lessee with respect to a Loss, Lessor shall take into account any credit, deduction or other tax benefit realized by Lessor that would not have been realized by Lessor had such Loss not occurred.

                  (h) All references to Lessor in this Section 14 include Lessor and the consolidated taxpayer group of which Lessor is a member. All of Lessor's rights, privileges and indemnities contained in this Section 14 shall survive the expiration or other termination of this Lease. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

         15. DEFAULT. (a) A default shall be deemed to have occurred hereunder and under an Schedule ("Default") if (1) Lessee shall fail to make any payment of rent hereunder or under an Schedule within ten (10) days after the same shall have become due; or (2) Lessee shall fail to obtain and maintain the insurance required herein; or (3) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Lease Document and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) actual knowledge thereof by any officer of Transit Group, Inc., or (ii) written notice thereof to Lessee by Lessor; or (4) Lessee shall (i) be generally not paying its debts as they become due; or (ii) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property, and any such petition filed against Lessee is not dismissed within sixty (60) days; or (5) Lessee shall make or permit any unauthorized Lien against, or assignment or transfer of, this Lease, a Schedule, the Equipment, or any interest therein; or (6) any material certificate, statement, representation, warranty or audit contained herein or furnished with respect hereto by or on behalf of Lessee proving to have been false at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or Claim against Lessee; or (7) Lessee shall be in default under any material obligation for borrowed money, for the deferred purchase price of property or any lease agreement, and the applicable grace period with respect thereto shall have expired, which in any case would have a Material Adverse Effect; or (8) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person other than another Lessee (such actions being referred to as an "Event"), unless not less than thirty (30) days prior to such Event: (i) such person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents; and (ii) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor for such purposes; or (9) Carolina-Pacific Distributors, Inc., Certified Transport, Inc., Rainbow Trucking Services, Inc., Transit Leasing, Inc. f/k/a Capitol Warehouse Inc., Transportation Resources and Management, Inc., Carroll Fulmer & Co., Inc., KJ Transportation, Inc., Service Express, Inc., Diversified Trucking Corp., J&L Truck Leasing of Farmington, Inc. and Northstar Transportation, Inc., or any of them, cease to be a wholly-owned subsidiary of Transit Group, Inc. unless merged into another Lessee; or (10) as a result of or in connection with a change in the ownership of fifty-one (51) percent or more of the capital stock of Transit Group, Inc., the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of Transit Group, Inc. equals or exceeds twice the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of Transit Group, Inc. as of the date of this Lease, without the prior written consent of Lessor. As used herein, AConsolidated Tangible Net Worth@ shall mean, on a consolidated basis of Transit Group, Inc. and its subsidiaries, the excess of all assets (including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to goodwill, patents, copyrights, mailing lists, catalogues, trademarks, bond discount and underwriting expenses, organization expense and other intangibles) over all liabilities, as determined and computed in accordance with GAAP; and AConsolidated Total Liabilities@ shall mean, on a consolidated basis of Transit Group, Inc. and its subsidiaries, such liabilities which, in accordance with GAAP, would be included on the liability side of a consolidated balance sheet. (b) The occurrence of a Default with respect to any Schedule shall, at the sole discretion of Lessor, constitute a Default with respect to any or all Schedules to which it is then a party. Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule.

         16. REMEDIES. (a) After a Default, at the request of Lessor, Lessee shall comply with the provisions of Section 10(a). Lessee hereby authorizes
Lessor to peacefully enter any premises where any Equipment may be and take possession of the Equipment. Lessee shall immediately pay to Lessor without further demand as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rent date next preceding the declaration of default), and all rents and other sums then due under this Lease and all Schedules. Lessor may cancel this Lease as to any or all of the Equipment. A cancellation shall occur only upon written notice by Lessor to Lessee and only as to the units of Equipment specified in any such notice. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale. Lessor may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Lease; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall immediately pay any deficiency in Clauses (1) and (2) above.

                  (b) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies under this Lease, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

                  (c) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

         17. ASSIGNMENT. (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), LESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY Schedule, OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations, and Lessee shall remain primarily liable, hereunder and under each Schedule. Any unpermitted assignment, transfer, encumbrance, delegation or sublease by Lessee shall be void ab initio.

                  (b) Lessor may assign any or all of its rights, obligations, title and interest hereunder, or the right to enter into any Schedule, or may resell (through syndication, assignment, participation or placements) an interest in any or all of the Equipment, this Lease or any Schedule. Lessee agrees that it will pay all rent and other amounts payable under each Schedule to the ALessor@ named therein; provided, however, if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor and such assignee. Each Schedule, incorporating by reference the terms and conditions of this Lease, constitutes a separate instrument of lease, and the ALessor@ named therein or its assignee shall have all rights as ALessor@ thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Schedules executed pursuant hereto. Lessee agrees to confirm in writing receipt of any notice of assignment, syndication, participation or placement, as reasonably may be requested by Lessor or any such assignee or participant (collectively, the AAssignee@). Lessee hereby waives and agrees not to assert against any such Assignee any defense, setoff, recoupment, claim or counterclaim which Lessee has or may at any time hereafter have against Lessor or any person other than such Assignee, for any reason whatsoever. Lessee will provide reasonable assistance to Lessor in whatever manner necessary in order to permit Lessor to complete any resale, syndication, assignment, participation or placement of the transaction contemplated by this Lease, including (but not limited to) (1) prompt assistance in the preparation of an information memorandum and the verification of the completeness and accuracy of the information contained therein; (2) preparation of offering materials and projections by Lessees and their advisors taking into account the transaction contemplated by this Lease; (3) provide Lessor with all information reasonably deemed necessary by Lessor to successfully complete the syndication; (4) confirmation as to the accuracy and completeness of such offering materials, information and projections; (5) participation of each and all Lessees= senior management in meetings and conference calls with potential investors at such times and places as Lessor reasonably may request; and (6) using Lessees= reasonable best efforts insure that the syndication efforts benefit from Lessees= existing lending relationships. Lessee agrees that any such assignment shall not materially change Lessee's duties or obligations under the Lease or any Schedule nor materially increase Lessee's risks or burdens. Upon such assignment and except as may otherwise be provided therein all references in this Lease to Lessor shall include such assignee.

                  (c)  Subject  always to the  foregoing,  this  Lease and each
Schedule inure to the benefit of, and are binding upon, the successors and assigns of the parties hereto and thereto, as the case may be.

         18. END OF LEASE OPTIONS. Each of the Schedules is designated as a Series A Schedule, a Series B Schedule. Upon the expiration of the term of each Schedule, Lessee shall return, or purchase, or renew the term with respect to, all (but not less than all) of the Equipment leased under all Schedules of a particular Series executed hereunder upon the following terms and conditions.

                  (a) Renewal. If Lessee shall not have exercised its option to return the Equipment or its purchase option pursuant to this Section, Lessee shall have the option (subject to Lessor=s credit approval of Lessee at the time of such exercise of the option), upon the expiration of the Basic Term of each Schedule of a particular Series to be executed under this Lease, to renew the Lease with respect to all, but not less than all, of the Equipment leased under all Schedules of that Series executed hereunder for the Renewal Term at a periodic rent based on the Fair Market Rental Value. As used herein, ARenewal Term@ shall mean that period as may be mutually agreed upon in negotiations between Lessor and Lessee, subject to the remaining economic useful life of the Equipment; and AFair Market Rental Value@ shall be deemed to be an amount equal to the rental obtainable in an arm=s length transaction between a willing and informed Lessor and a willing and informed Lessee under no compulsion to lease (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 of the Lease). If the parties are unable to agree on the Fair Market Rental Value of the Equipment, then Lessor and Lessee shall, at Lessee=s expense, obtain appraisal values from three independent appraisers (one to be selected by Lessor, one by Lessee, and the other by the two selected by Lessor and Lessee; each of whom must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) and the average Fair Market Rental Value as determined by such appraisers shall be binding on the parties hereto.

                  (b) Purchase. If Lessee shall not have exercised its option to renew this Lease or its option to return the Equipment pursuant to this Section, Lessee shall have the option, upon the expiration of the term of each Schedule, to purchase all (but not less than all) of the Equipment described on all Schedules of a particular Series executed hereunder upon the following terms and conditions: If Lessee desires to exercise this option with respect to the Equipment, Lessee shall pay to Lessor on the last day of the term with respect to each individual Schedule of that Series, in addition to the scheduled rent (if any) then due on such date and all other sums then due hereunder, in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Fixed Purchase Price of such Equipment (as specified in the Schedule) plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return any such items of Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever (AAS IS BASIS@) , all of Lessor's interest in and to such Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment free and clear of any lien or encumbrance created by Lessor).

                  (c) Return. Unless Lessee shall have exercised its option to renew this Lease or its purchase option pursuant to this Section, upon the expiration of the term of each Schedule, Lessee shall return all (but not less than all) of the Equipment described on all Schedules of a particular Series executed hereunder, to Lessor upon the following terms and conditions: Lessee shall (i) pay to Lessor on the last day of the term with respect to each individual Schedule of that Series, in addition to the scheduled rent then due on such date (if any) and all other sums then due hereunder, a terminal rental adjustment amount equal to the Fixed Purchase Price of such Equipment, and (ii) return the Equipment to Lessor in accordance with the provisions of Section 13 of the Lease. Thereafter, upon return of all of the Equipment described on all Schedules of that Series executed hereunder, Lessor and Lessee shall arrange for the commercially reasonable sale of such Equipment. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to such Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Equipment free and clear of any liens or encumbrances created by Lessor). Upon the sale of such Equipment the sales proceeds with respect to the Equipment sold will be paid to, and held and applied by, Lessor as follows: Lessor shall promptly thereafter pay to Lessee an amount equal to the Residual Risk Amount (as specified in the Schedule) of such Equipment (less all reasonable costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred in connection with the sale of such Equipment) plus all net proceeds, if any, of such sale in excess of the Residual Risk Amount of such Equipment and applicable taxes, if any.

                  (d) Notice of Election. Lessee shall give Lessor written notice of its election of the options specified in this Section not less than one hundred thirty-five (135) days nor more than three hundred sixty-five (365) days before the expiration of the Basic Term or any Renewal Term of the first Schedule of a particular Series to be executed under this Lease. Such election shall be effective with respect to all Equipment described on all Schedules of that Series executed hereunder. If Lessee fails timely to provide such notice, without further action Lessee automatically shall be deemed to have elected (1) to renew the term of this Lease pursuant to Paragraph (a) of this Section if a Renewal Term is then available hereunder, or (2) to purchase the Equipment pursuant to Paragraph (b) of this Section if a Renewal Term is not then available hereunder.

         19. JOINT AND SEVERAL OBLIGATIONS. The obligations of Transit Group, Inc., Carolina-Pacific Distributors, Inc., Certified Transport, Inc., Rainbow Trucking Services, Inc., Transit Leasing, Inc. f/k/a Capitol Warehouse Inc., Transportation Resources and Management, Inc., Carroll Fulmer & Co., Inc., KJ Transportation, Inc., Service Express, Inc., Diversified Trucking Corp., J&L Truck Leasing of Farmington, Inc. and Northstar Transportation, Inc. are joint and several. Each reference to the term ALessee@ shall be deemed to refer to each of Transit Group, Inc., Carolina-Pacific Distributors, Inc., Certified Transport, Inc., Rainbow Trucking Services, Inc., Transit Leasing, Inc. f/k/a Capitol Warehouse Inc., Transportation Resources and Management, Inc., Carroll Fulmer & Co., Inc., KJ Transportation, Inc., Service Express, Inc., Diversified Trucking Corp., J&L Truck Leasing of Farmington, Inc. and Northstar Transportation, Inc.; each representation and warranty made by Lessee shall be deemed to have been made by each such party; each covenant and undertaking on the part of Lessee shall be deemed individually applicable with respect to each such party; and each event constituting a Default under this Lease shall be determined with respect to each such party. A separate action or actions may be brought and prosecuted against any such party whether an action is brought against any other party or whether any other party is joined in any such action or actions. Each such party waives any right to require Lessor to: (a) proceed against any other party; (b) proceed against or exhaust any security held from any other party; or (c) pursue any other remedy in Lessor's power whatsoever. Each of Carolina-Pacific Distributors, Inc., Certified Transport, Inc., Rainbow Trucking Services, Inc., Transit Leasing, Inc. f/k/a Capitol Warehouse Inc., Transportation Resources and Management, Inc., Carroll Fulmer & Co., Inc., KJ Transportation, Inc., Service Express, Inc., Diversified Trucking Corp., J&L Truck Leasing of Farmington, Inc. and Northstar Transportation, Inc. hereby appoints Transit Group, Inc. as its agent for the limited purpose of executing any and all documents required to be executed pursuant to this Lease, for the purpose of receiving notices required hereunder, and for the purpose of giving any consent required to be given on the part of Lessee hereunder. In furtherance of the foregoing, the parties acknowledge and agree that: notices hereunder required to be provided to Lessee shall be effective if provided to Transit Group, Inc.; any consent on the part of Lessee hereunder shall be effective when provided by Transit Group, Inc. and Lessor shall be entitled to rely upon any notice or consent given by Transit Group, Inc. as being notice or consent given by Lessee hereunder.

         In the event any obligation of Lessee under this Lease is deemed to be an agreement by any individual Lessee to answer for the debt or default of another individual Lessee (including each other) or as a hypothecation of property as security therefor, each Lessee represents and warrants that: (x) no representation has been made to it as to the creditworthiness of any other obligor, and (y) it has established adequate means of obtaining from each other obligor on a continuing basis, financial or other information pertaining to each other obligor's financial condition. Each Lessee expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by Lessor of any additional security for the obligations secured hereby, or the alteration or release in any manner of any security now or hereafter held in connection with any obligations now or hereafter secured by this Lease, and consents that Lessor and any obligor may deal with each other in connection with said obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including without limitation the renewal, extension, acceleration, changes in time for payment, and increases or decreases in any rent, rate of interest or other amounts owing, all without in any way altering the liability of each Lessee, or affecting any security for such obligations. Should any default be made in the payment of any such obligations or in the terms or conditions of any security held, Lessor is hereby expressly given the right, at its option, to proceed in the enforcement of this Lease independently of any other remedy or security it may at any time hold in connection with such obligations secured and it shall not be necessary for Lessor to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any Lessee. Each Lessee further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Lessor by any Lessee.

         20. MISCELLANEOUS. (a) This Lease, the Riders annexed hereto and each Schedule constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and covenants of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Schedule and any other Lease Documents. Each execution by Lessee of a Schedule shall be deemed a reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. With respect to each Schedule, the obligations of Lessee under Sections 7, 8, 9, 10, 13 and 14 hereof, together with any of Lessee's obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the cancellation or termination of such Schedule, shall survive the cancellation or termination thereof to the extent necessary for the full and complete performance of such obligations. (d) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease and any other Lease Documents to which it may become a party, and so long as no default or Default occurs with respect to a Schedule, neither Lessor nor any person authorized by Lessor shall interfere with Lessee's right to peaceably and quietly possess and use the Equipment during the term thereof, subject to the terms and provisions hereof. (e) All expenses incurred by Lessor in connection with (1) the filing or recording of real property waivers and Uniform Commercial Code statements, (2) lien search reports and copies of filings with respect to Lessee and/or the Equipment, and
(3) the negotiation, documentation and closing of the transaction contemplated by this Lease (including, without limitation, expenses of counsel, due diligence, independent appraisal, environmental audits and field audits), and the enforcement of Lessor=s rights hereunder, shall be for the account of Lessee and shall be payable by Lessee upon demand. (f) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, from the due date until paid, at the lesser of twelve (12) percent per annum or the maximum rate allowed by law (the ALate Charge Rate@). (g) If Lessee fails to perform any of its obligations hereunder with respect to a Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and the amount of any out of pocket and other reasonable expenses of Lessor incurred in connection with such performance, together with interest thereon at the Late Charge Rate, shall be payable by Lessee upon demand. Lessor's effecting such compliance shall not be a waiver of Lessee's default. (h) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any UCC statements and any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof, but only to the extent that the same relates to the Equipment. (i) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. LESSEE AUTHORIZES LESSOR TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING ANY SUCH CLAIM. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING
CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND THE PARTIES HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSOR AND LESSEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. (j) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (k) This Lease and all of the other Lease Documents shall not be effective unless and until accepted by execution by an officer of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease shall be commenced in any state or Federal court located in New York County, City of New York, State of New York, and that such courts shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto relating to the transaction contemplated by this Lease, and any investigation, litigation or proceeding related to or arising out of any such matters; provided, however, that the parties hereto acknowledge that any appeals from those courts may be heard by a court located outside of such jurisdiction. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection which such party may have based upon lack of personal jurisdiction, improper venue or inconvenient forum. The parties further agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of New York. (l) This Lease and all of the other Lease Documents may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of such Schedule and incorporating the Lease by reference; and no security interest in this Lease and a Schedule may be created by the transfer or possession of any counterpart of such Schedule other than the original thereof.

         21. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Schedules have the following meanings:
(1) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (2) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State; (3) "UCC" or "Uniform Commercial Code": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such other applicable version of the Uniform Commercial Code; (4) "governmental authority": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; and
(5) "person": any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor.
(b) The following terms when used herein or in any of the Schedules shall be construed as follows: "herein," "hereof," "hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); "including": containing, embracing or involving all of the enumerated items, but not limited to such items unless such term is followed by the words "and limited to," or similar words; and "or": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to a law shall also mean such law as amended, superseded or replaced from time to time. Unless otherwise expressly provided herein to the contrary, all actions that Lessee takes or is required to take under any Lease Document shall be taken at Lessee's sole cost and expense, and all such costs and expenses shall constitute Claims and be covered by Section 14 hereof. To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might reasonably be expected to result (in Lessor's good faith discretion), in (A) a material impairment of Lessor's rights, title or interests hereunder or under any Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims, or (ii) to the extent Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities specified by Lessor to Lessee in writing.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed as of the day and year first above set forth.


GENERAL ELECTRIC CAPITAL CORPORATIONTRANSIT GROUP, INC.
Lessor                                    Lessee


By:  /s/ John E. Hanley                   By: /s/ Philip A. Belyew
Name:    John E. Hanley                   Name: Philip A. Belyew
Title: Senior Risk Manager                Title: CEO

     One Lincoln Centre                   2859 Paces Ferry Road
     5400 LBJ Freeway                     Suite 1740
     Suite 525                            Atlanta, Georgia  30339
     Dallas, Texas  75240                 Facsimile:  (770) 444-0246
     Facsimile:  (972) 419-3289

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO
                                          CAROLINA-PACIFIC DISTRIBUTORS, INC.
                                          Lessee

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO
                                          5265 Surrett Drive
                                          Archdale, North Carolina  27263
                                          Facsimile:  (336)434-4310


                                          CERTIFIED TRANSPORT, INC.
                                          Lessee

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          2415 W. Thompson Road
                                          Indianapolis, Indiana  46217
                                          Facsimile:  (317)780-6434


                                          RAINBOW TRUCKING SERVICES, INC.
                                          Lessee

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          2425 Ralph Avenue
                                          Louisville, Kentucky  40216
                                          Facsimile:  (502)448-8992


                                          TRANSPORTATION RESOURCES
                                          AND MANAGEMENT, INC.
                                          Lessee

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          5003 US 30 West
                                          Suite 1
                                          Fort Wayne, Indiana  46898
                                          Facsimile:  (219)471-0833


                                          CARROLL FULMER & CO., INC.
                                          Lessee

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          8340 American Way
                                          Groveland, Florida  34736
                                          Facsimile:  (352)429-1010


                                          KJ TRANSPORTATION, INC.
                                          Lessee

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          6070 Collette Road
                                          Farmington, New York  14425
                                          Facsimile:  (716)924-9959


                                          SERVICE EXPRESS, INC.
                                          Lessee

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          504 Bear Creek Cut Off Road
                                          Tuscaloosa, Alabama  35403
                                          Facsimile:  (205)345-6900


                                          DIVERSIFIED TRUCKING CORP.
                                          Lessee

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          309 Williamson Avenue
                                          Opelika, AL 36804-7313
                                          Facsimile: (334-)742-0592

                                          NORTHSTAR TRANSPORTATION, INC.
                                          Lessee

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          410 Twitchell Road
                                          Dothan, Alabama  36303
                                          Facsimile:  (334)712-2499

                                          TRANSIT LEASING, INC. f/k/a
                                          CAPITOL WAREHOUSE INC.
                                          Lessee


                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          Facsimile:(770)444-0246

                                          J&L TRUCK LEASING OF FARMINGTON, INC.

                                          By: /s/ Philip A. Belyew
                                          Name: Philip A. Belyew
                                          Title: CEO

                                          Facsimile:(716)924-9959